SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2003

Arrhythmia Research Technology, Inc.

(Exact name of issuer as specified in its charter)

Delaware	1-9731	72-0925679
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosures

Arrhythmia Research Technology, Inc. (the “Company”) announced that its Board of Directors has authorized the repurchase of up to $650,000 of the Company’s common stock from time to time at management’s discretion.

Any repurchases will be made using the Company’s existing cash resources. The Company’s management will determine the timing and amount of any shares repurchased. The repurchase program may be suspended or discontinued at any time.

As of May 31, 2003, The Company had 2,600,213 shares of common stock outstanding.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

The press release of the registrant is attached as Exhibit 99.1 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 26th day of June, 2003.

Arrhythmia Research Technology, Inc.

/s/ David A. Garrison

Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated June 26, 2003